UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2021

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HEALTHTECH SOLUTIONS, INC./UT

(Exact name of registrant as specified in its charter)

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Utah	0-51012	84-2528660
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

181 Dante Avenue, Tuckahoe, New York 10707

(Address of Principal Executive Office) (Zip Code)

844-926-3399

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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ITEM 5.02	ELECTION OF DIRECTOR

On July 19, 2021 David Rubin resigned from his position as a member of the Registrant's Board of Directors. Mr. Rubin had served as Chairman of the Board.

ITEM 5.02	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 19, 2021, the Registrant entered into an Executive Employment Agreement with Manuel E. Iglesias, who has served as the President of the Registrant since September 2020. The Agreement provides for Mr. Iglesias to serve as the Registrant's President for a term of two years, subject to automatic annual renewals unless terminated. The Registrant will pay Mr. Iglesias a salary of $180,000 per year. Upon execution of the Executive Employment Agreement, the Registrant awarded five hundred thousand shares of restricted common stock to Mr. Iglesias, which will vest over a three year period.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10-a	Executive Employment Agreement dated July 19, 2021 between Healthtech Solutions, Inc. and Manuel E. Iglesias

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Healthtech Solutions, Inc.

Date: July 22, 2021	By:	/s/ Edward Swanson Edward Swanson, Chief Executive Officer

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